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                                UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT

                   PURSUANT TO SECTION 13 OR 15 (d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported) Feb. 24, 1998 (Feb. 23, 1998)
                                                  --------------------------


                               Pacific Enterprises
              ------------------------------------------------------
              (Exact name of registrant as specified in its charter)


                                   California
                  ---------------------------------------------
                  (State or other jurisdiction of incorporation


                1-40                             94-0743670
       ----------------------         ------------------------------------
       Commission File Number         (I.R.S. Employer Identification No.)


             555 West Fifth Street, Los Angeles, California 90013-1011
             ---------------------------------------------------------
                     (Address of principal executive offices)
                                  (Zip Code)


                               (213) 895-5000
             ----------------------------------------------------
             (Registrant's telephone number, including area code)


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ITEM 5.  OTHER EVENTS


On February 23, 1998, an Administrative Law Judge (ALJ) of the California Public Utilities Commission (CPUC) issued a proposed decision approving the proposed business combination of Pacific Enterprises and Enova Corporation. A summary of the principal elements of the ALJ's proposed decision is set forth in a Reply to Media Inquiry (attached to this Current Report as Exhibit 99.1) to be used by Pacific Enterprises in responding to media and other inquiries concerning the proposed decision. The proposed decision will be reviewed by the CPUC which may accept, reject or modify it in rendering a final decision on the business combination.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS
     ( c ) Exhibits
           99.1 Reply to Media Inquiry of Pacific Enterprises



SIGNATURE
---------

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PACIFIC ENTERPRISES
---------------------
    (Registrant)


/s/ Ralph Todaro
-----------------------------
Ralph Todaro
Vice President and Controller
(Chief Accounting Officer and
duly authorized signatory)
Date:  February 24, 1998















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                           Reply to Media Inquiry

(The attached statement may be used to respond to inquiries concerning the ALJ's Proposed Decision on the Pacific Enterprises-Enova Corporation merger.)

                                 * * * * * *

      We are pleased that the California Public Utilities Commission's Administrative Law Judge (ALJ) has determined in his Proposed Decision that the merger between Enova Corporation and Pacific Enterprises is, in his words, "in the public interest and should be approved." The Proposed Decision states that the merger will result in maintaining or improving the financial condition of the utilities, the quality of management, fairness to employees and shareholders, and benefits to state and local economies.

      On balance, this decision adopts most of our proposals on synergy savings, utility-to-utility transactions, performance-based ratemaking adjustments and market power. The major exception is the ALJ's recommended adoption of a five-year period for the sharing of synergy savings, rather than the 10-year period we proposed.

     In the merger case that we filed with the Commission, we estimated approximately $1 billion in net synergy savings over 10 years -- with 50/50 sharing between customers and shareholders. The ALJ's proposed five-year sharing period reduces the total net savings to approximately $340 million (about $175 million for customers and around $165 million for shareholders) -- in essence significantly reducing the savings to the shareholders.

     The Proposed Decision also recommends that:

 - SDG&E should divest its gas-fired generation units -- which is already in progress -- and SoCalGas should sell its options to purchase those portions of the Kern River and Mojave Pipeline gas transmission facilities within California by Dec. 31, 1999. These options are not exercisable until the year 2012.

 - The merger will have no significant effect on the environment under CEQA, and a Negative Declaration should be adopted.

 - Savings to be generated through utility-to-utility transactions should be allowed. The Proposed Decision finds that applying the affiliate transaction rules to the merged company's regulated utilities would run counter to the Commission's intent to foster efficiency and competition. It also finds that accounting practices now in place provide enough protection to meet the Commission's regulatory compliance requirements.

-  Enova  and  PE  should be granted $148 million in costs  to  achieve  the merger, rather than the $202 million requested by the companies. The difference relates to transaction costs for investment bankers, employee retention and internal and external communications.



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It should be noted that the ALJ's Proposed Decision will be circulated among
CPUC commissioners and parties involved in the merger case. The CPUC may accept, reject or modify the PD in rendering a final decision on the merger. The CPUC may also issue alternate proposed decisions during the time period prior to a final decision being issued. Nonetheless, this Proposed Decision is an important step toward a final decision on the merger, which the CPUC is expected to make by the end of March 1998.